Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated October 11, 2022, relating to the consolidated financial statements of SportsHub Games Network, Inc. and Subsidiaries for the year ended December 31, 2021, appearing in the SharpLink Gaming Ltd.’s Annual Report on Form 10-K/A filed on July 14, 2023. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ BerganKDV, LTD.

Minneapolis, Minnesota

September 28, 2023